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                                                             EXHIBIT 10.145

                                AMENDMENT NO. 1
                                       TO
                         SECURITIES PURCHASE AGREEMENT


         THIS AMENDMENT NO. 1 TO SECURITIES PURCHASE AGREEMENT (this "Amendment"), dated as of July 11, 1995, is entered into by and among Sodexho S.A., a French corporation ("Purchaser") and Corrections Corporation of America, a Delaware corporation (the "Corporation").

                                R E C I T A L S:

         WHEREAS, the Corporation and the Purchaser are parties to that certain Securities Purchase Agreement, dated as of June 23, 1994 (the "Agreement"); and

         WHEREAS, the parties desire to amend the Agreement with regard to the interest rate on the 8.75% Notes (as referred to therein) and the timing of the purchase of such 8.75% Notes by the Purchaser on the terms and conditions set forth herein.

                               A G R E E M E N T:

         NOW, THEREFORE, in consideration of the foregoing and subject to the terms and conditions herein contained, the parties hereto agree as follows:

         SECTION 1.  Definitions.

         1.1. General. Initially capitalized terms used in this Amendment shall have the meanings ascribed thereto in the Agreement, as amended hereby, unless otherwise defined herein.

         1.2. Floating Rate. Section 6 of the Agreement is hereby amended to include the following definition of Floating Rate:

                 "Floating Rate" means the six (6) month London Interbank Offered Rate (LIBOR) as reported each day in The Wall Street Journal plus 135 basis points or 1.35%, calculated on a daily basis. The Floating Rate Note shall bear interest at the Floating Rate from the date such Floating Rate Note is issued to the date the principal hereof is paid or made available for payment or upon conversion of such principal portion of the Floating Rate Note in accordance therewith. Interest on the Floating Rate Note shall be computed on the daily principal balance at the Floating Rate. The Floating Rate shall be calculated upon the issuance of such note and shall be recalculated upon each Interest Payment Date (as defined in the Floating Rate Note) for the following six-month period. In computing interest on the Floating Rate Note, the date of issuance of such note shall be included and the date of payment shall be excluded: provided that if the note is repaid on the same day on which it is issued, one day's interest shall be paid on the note."


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         SECTION 2.         Amendments to the Agreement.

         2.1. Amendment to Terms. All references in the Agreement to the 8.75% Notes shall be deleted and such Notes shall hereinafter be referred to as the "Floating Rate Notes".

         2.2. Amendment of Section 1.8 of the Agreement. Section 1.8 of the Agreement is hereby amended by deleting such Section in its entirety and inserting in its place the following new Section 1.8.

                 "1.8. Right to Purchase Floating Rate Note. The Company has authorized the grant to Purchaser of the right to purchase up to $20 million aggregate principal amount Floating Rate Convertible Subordinated Notes, in the form of Exhibit E hereto (the "Floating Rate Note", and together with the Shares, the 8.5% Note and the Warrants, the "Securities"), on the terms and conditions set forth in
         Section 2 hereto."

         2.3. Amendment of Section 2 of the Agreement. Section 2 of the Agreement is hereby amended by deleting such Section in its entirety and inserting in its place the following new Section 2.

                 "2.  Right to Purchase Securities.

                 2.1. Right to Purchase Floating Rate Notes. Subject to the terms and conditions set forth below, at any time during the period beginning September 30, 1995 and ending December 31, 1997, the Purchaser will have the right to purchase up to $10 million aggregate principal amount Floating Rate Notes convertible at the conversion price of $27.30. Subject to the terms and conditions set forth below, at any time during the period beginning February 15, 1996 and ending December 31, 1997, the Purchaser will have the right to purchase up to $10 million aggregate principal amount Floating Rate Notes convertible at the conversion price of $27.30 (collectively, the "Rights").

                 The Floating Rate Notes shall be converted in no more than three increments. All conversions of the Floating Rate Notes shall be on such other terms and conditions as set forth in Exhibit D hereto.

                 (a) To exercise the Rights, the Purchaser shall deliver to the Company (i) a notice of exercise duly executed by the Purchaser specifying the aggregate principal amount of Floating Rate Notes to be purchased (the "Notice of Exercise") and (ii) an amount equal to the principal amount for all of the Floating Rate Notes as to which the Rights are then being exercised (the "Exercise Price"). At the option of the Purchaser, payment of the Exercise Price shall be made by (i) wire transfer of funds to an account in a bank designated by the Company for such purpose, or (ii) certified or official bank check payable to the order of the Company, or (iii) by any combination of such methods.

                 (b) Upon receipt of the required deliveries by the Purchaser and satisfaction of the conditions set forth in Section 11 hereof, the Company shall at





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         a Subsequent Closing within five days after receipt of the Notice of
         Exercise, cause to be issued and delivered to the Purchaser Floating Rate Notes in an aggregate principal amount equal to that specified in the Notice of Exercise. Such Floating Rate Notes shall be registered in the name of the Purchaser.

                 (c) Purchaser may, prior to any Subsequent Closing, if the conditions specified in Section 11 have not been fulfilled, in a written notice to the Company, withdraw the Notice of Exercise and the Company shall repay to the Purchaser the Exercise Price plus interest at a rate of the Floating Rate for the period beginning on the date of the Notice of Exercise and ending on the date of such repayment within three days of the withdrawal of the Notice of Exercise.

                 2.2. Effectiveness of Exercise. Unless otherwise requested by the Purchaser, the Rights shall be deemed to have been exercised and the Floating Rate Notes shall be deemed to have been issued, and the Purchaser shall be deemed to have become the holder of record of the Floating Rate Notes for all purposes, as of the close of business on the date the Notice of Exercise, together with payment of the Exercise Price, is received by the Company."

         SECTION 3.  Effectiveness of this Amendment.

         This Amendment shall become effective upon the execution and delivery of this Amendment by the Purchaser and the Corporation.

         SECTION 4.  Representations and Warranties of the Corporation.

         In order to induce the Purchaser to enter into this Amendment, the Corporation hereby makes the following representations and warranties to the
Purchaser:

         4.1. Corporate Power and Authorization. The Corporation has the requisite corporate power and authority to execute, deliver and perform its obligations under this Amendment.

         4.2. No Conflict. Neither the execution and delivery by the Corporation of this Amendment nor the consummation of the transactions contemplated or required hereby nor compliance by the Corporation with the terms, conditions and provisions hereof will conflict with or result in a breach of any of the terms, conditions or provisions of the Certificate of Incorporation or Bylaws of the Corporation or any law, regulation, order, writ, injunction or decree of any court or governmental instrumentality or any agreement or instrument to which the Corporation is a party or by which any of its properties is bound, or constitute a default thereunder or result in the creation or imposition of any lien.

         4.3. Authorization; Governmental Approvals. The execution and delivery by the Corporation of this Amendment and the consummation of the transactions contemplated hereby (i) have been duly authorized by all necessary corporate action on the part of the Corporation and (ii) do not and will not require any authorization, consent, approval or license from or any




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registration, qualification, designation, declaration or filing with, any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

         4.4. Valid and Binding Effect. This Amendment has been duly and validly executed and delivered by the Corporation and constitutes the legal, valid and binding obligation of the Corporation, enforceable in accordance with its terms.

         4.5. Absence of Default. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default under the Agreement.

         SECTION 5.  Miscellaneous.

         5.1. Amendment to Agreement. The Agreement is hereby, and shall henceforth be deemed to be, amended, modified and supplemented in accordance with the provisions hereof, and the respective rights, duties and obligations under the Agreement shall hereafter be determined, exercised and enforced under the Agreement, as amended, subject in all respects to such amendments, modifications, and supplements and all terms and conditions of this Amendment.

         5.2. Ratification of the Agreement. Except as expressly set forth in this Amendment, all agreements, covenants, undertakings, provisions, stipulations, and promises contained in the Agreement and the Securities are hereby ratified, readopted, approved, and confirmed and remain in full force and effect.

         5.3. No Implied Waiver. The execution, delivery and performance of this Amendment shall not, except as expressly provided herein, constitute a waiver or modification of any provision of, or operate as a waiver of any right, power or remedy of the Purchaser under, the Agreement or prejudice any right or remedy that the Purchaser may have or may have in the future under or in connection with the Agreement or any instrument or agreement referred to therein. The Corporation acknowledges and agrees that the representations and warranties of the Corporation contained in the Agreement and in this Amendment shall survive the execution and delivery of this Amendment and the effectiveness hereof.

         5.4. Governing Law. This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware. The English language version of all documents relating to the transactions contemplated hereby will govern.

         5.5. Counterparts; Telecopy Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile shall be equally as effective as delivery of a manually executed counterpart. Any party delivering an executed counterpart of this Amendment by facsimile shall also deliver a manually executed counterpart, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability, and binding effect of this Amendment.




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         IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed by their duly authorized officers as of the date first written above.



                                        SODEXHO S.A.



                                        By:
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                                        Its:
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                                        CORRECTIONS CORPORATION OF AMERICA

                                        By:
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                                        Its:
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